UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

CARVANA CO.

(Exact name of registrant as specified in its charter)

Delaware	001-38073	81-4549921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	300 E. Rio Salado Parkway
Tempe	Arizona	85281
	(Address of principal executive offices, including zip code)

(602) 922-9866

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced by Carvana Co. (the “Company”) in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, on February 19, 2025, the Company entered into a Second Amended and Restated Distribution Agreement with Barclays Capital Inc., Citigroup Global Markets Inc. and Virtu Americas LLC to further refresh its “at-the-market offering” program (the “ATM Program”). The offering of shares of the Company’s Class A Common Stock pursuant to the ATM Program (the “ATM Shares”) will be made from time to time pursuant to a shelf registration statement on Form S-3ASR (File No. 333-285061), including the prospectus dated February 19, 2025 contained therein, and the prospectus supplement filed on February 19, 2025.

A copy of the opinion of Kirkland & Ellis LLP, relating to the validity of the issuance and sale of the ATM Shares, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Kirkland & Ellis LLP
23.1	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2025	CARVANA CO.

	By:	/s/ Paul Breaux
	Name:	Paul Breaux
	Title:	Vice President, General Counsel, and Secretary